Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	978-619-1300
Wednesday July 24, 2019		Michael T. Prior
Chairman and
Chief Executive Officer

Justin D. Benincasa
Chief Financial Officer

ATN Reports

Second Quarter 2019 Results

Second Quarter Results

•                  Revenue excluding sale transactions and one-time items shows year-on-year organic growth

•                  International telecom results reflect operational improvements in all markets

•                  Sequential improvement in US Telecom operations resulting from seasonal factors and receipt of Connect America Fund Phase II funds

Beverly, MA (July 24, 2019) — ATN International, Inc. (Nasdaq: ATNI) today reported results for the second quarter ended June 30, 2019.

Business Review and Outlook

“Second quarter consolidated results reflected several positive elements that are expected to continue as we move ahead through 2019”, noted Michael Prior, Chief Executive Officer.  “While reported revenues declined $10.1 million and operating income declined $13.0 million on a year-on-year basis, adjusting for sale transactions and the Federal Communications Commissions (“FCC”) hurricane support we received in last year’s second quarter, consolidated recurring revenue[1] increased 4%, driving even higher year-on-year Adjusted EBITDA(2) performance.  This improvement in underlying operations was led by our International Telecom operations.  While revenue for the segment was down 2%, recurring revenue was up 9%, excluding the $8.2 million in hurricane relief funds received from the FCC in the second quarter of 2018.   The steady post-hurricane recovery of our U.S. Virgin Island business and continued broadband growth and margin expansion in other key international markets were the major contributing factors.

“The improvement in International Telecom operations more than offset US Telecom segment results, which were considerably below last year’s levels, but up sequentially, reflecting seasonally higher volumes and the beginning of revenue benefits from our Connect America Fund Phase II (“CAF II”) award.   As we

have previously noted, there are several initiatives underway in our US Telecom business that, if successful, would improve results and provide a more stable revenue base.  These include providing additional services to our carrier customers beyond traditional wholesale roaming, and investments in new business offerings that have the potential to be longer term growth drivers for ATN.

“Looking ahead, we expect our International Telecom business to continue to perform well this year and generate healthy cash flows.  This operating segment is benefitting from the significant network investments we have made in the past few years, the continued steady recovery of our U.S. Virgin Islands business and improved market penetration and operating efficiencies across our portfolio. Also, we are optimistic that some of our initiatives will lead to an improved outlook for our US Telecom segment.

“Based on our current portfolio of businesses, we reaffirm our expectation that 2019 will be a year of major improvement in cash flows for ATN, and we continue to seek out opportunities that have the potential to be value-creating for ATN and our shareholders.”

Second Quarter 2019 Financial Results

Second quarter 2019 revenues were $107.7 million compared to last year’s second quarter recurring revenue(1) of $103.3 million. Last year’s reported revenues of $117.8 million included $4.5 million from the Company’s US solar assets portfolio that was sold in late 2018,  non-recurring revenue of $8.2 million for additional USF high cost support funding from the FCC for our U.S. Virgin Islands business and $1.8 million from  wholesale wireless cell sites that were sold last year.  Operating income for the second quarter of 2019 was $2.8 million compared with the prior year’s $15.8 million, and Adjusted EBITDA(2) was $24.2 million, compared to $36.0 million in the prior year period.  In addition to the $14.5 million of 2018 revenue items noted above, the operating income comparison was also negatively affected by the prior year’s gain of $2.3 million from the sale of certain US Telecom assets.  Net loss attributable to ATN’s stockholders for the second quarter was $0.9 million, or $0.05 loss per share, compared with the prior year period’s net income of $7.2 million, or $0.45 income per diluted share.

(1) See Table 6 for reconciliation of Revenue to Recurring Revenue, which is a non-GAAP measure

(2) See Table 5 for reconciliation of Net Income to Adjusted EBITDA.

Second Quarter 2019 Operating Highlights

The Company has three reportable segments: (i) US Telecom; (ii) International Telecom; and (iii) Renewable Energy.

Segment Results

	Three Months Ended June 30, 2019 (in Thousands)
	US Telecom	International Telecom	Renewable Energy	Corporate and Other	Total
Revenue	$26,413	$79,859	$1,449	$—	$107,721
Adjusted EBITDA(1)	$6,968	$24,656	$805	$(8,209)	$24,220
Operating Income	$1,521	$11,057	$167	$(9,991)	$2,754

Six Months Ended June 30, 2019 (in Thousands)
Capital Expenditures	$6,368	$23,692	$817	$4,519	$35,396

	Three Months Ended June 30, 2018 (in Thousands)
	US Telecom	International Telecom	Renewable Energy	Corporate and Other	Total
Revenue	$30,284	$81,481	$6,023	$—	$117,788
Adjusted EBITDA(1)	$12,685	$27,617	$3,826	$(8,173)	$35,955
Operating Income	$7,841	$15,571	$1,927	$(9,586)	$15,753

Six Months Ended June 30, 2018 (in Thousands)
Capital Expenditures	$7,266	$95,520	$1,388	$3,074	$107,248

US Telecom

US Telecom revenues consist mainly of wireless revenues from our voice and data wholesale wireless operations and our smaller retail operations in the Southwestern United States, as well as enterprise and wholesale wireline revenues.  Lower US Telecom segment revenues and operating income reflected a 10% year-over-year decline in wireless revenues, primarily due to  lower wholesale traffic, and the sale of approximately 100 wholesale wireless cell sites early in the third quarter of 2018. US Telecom revenues increased 23% sequentially over the prior quarter, reflecting higher seasonal traffic volumes and the additional revenue from the 10 year CAF II award that began this quarter. Adjusted EBITDA(2)  for this segment declined by 45% to $7.0 million year-on-year due to the impact of the reduction in wireless revenues over that period and the additional operating costs related to early stage business investments first made in mid-2018.

International Telecom

International Telecom consists of a broad range of information and communications services including wireline and wireless data, internet, voice and video service revenues from our operations in Bermuda and the Caribbean.  International Telecom revenues decreased 2% year-on-year mainly due to the $8.2 million of USF high cost support funding from the FCC received in the second quarter of 2018 that was mostly offset by increased broadband revenues in several of our markets, including the U.S. Virgin Islands, where  our operations continue to recover from the 2017 hurricanes.  We expect continued year-on-year revenue improvement throughout the remainder of 2019, exclusive of the additional non-recurring revenue of $7.2 million from FCC support received in the third quarter of 2018.  International Telecom operating income decreased 29% to $11.1 million from the prior year’s quarter and Adjusted EBITDA(2) decreased 11% to $24.7 million from the prior year’s quarter, both as a result of the $8.2 million impact on operating income and Adjusted EBITDA(2) from the non-recurring FCC support received in the second quarter of 2018.  This was partially offset by higher data revenues and increased revenues from the post-storm recovery.

Renewable Energy

Renewable Energy segment revenues are principally the result of the generation and sale of energy from our commercial solar projects in India.  In the fourth quarter of 2018, ATN completed the sale of its portfolio of solar projects in the United States. As a result, second quarter 2019 revenues were $1.4 million, compared to $6.0 million in the prior year quarter, operating income was $0.2 million compared to $1.9 million in the prior year quarter and Adjusted EBITDA(1) amounted to $0.8 million, compared to $3.8 million in the second quarter of 2018.  Year-on-year revenue, operating income and Adjusted EBITDA(2) comparisons for this segment will be negative for the remainder of 2019 as a result of this transaction.

Balance Sheet and Cash Flow Highlights

Total cash, cash equivalents and restricted cash at June 30, 2019 was $146.7 million.  Additionally, the Company ended the second quarter with $5.3 million in short-term investments.  Net cash provided by operating activities was $18.5 million for the first six months of 2019, compared with $46.0 million for the prior year period.  The decrease in operating cash flow compared with the prior year is mostly the result of lower net income, the current year tax payments of $27.0 million primarily related to the gain on the 2018 sale of the U.S. Solar asset portfolio, and other working capital activity in the current year.  For the first six months of 2019, the Company used net cash of $64.8 million for investing and financing activities.  This included $35.4 million in capital expenditures, $10.0 million for other minority investments, $5.0 million for the purchase of short-term cash investments and $5.4 million of dividends on common stock.  Management expects International Telecom capital expenditures to be approximately $50.0 million for the full year 2019, approximately $110.0 million below 2018 levels.  In the US Telecom segment, we expect capital expenditures to be similar to 2018 levels, excluding new initiatives and early stage business spending.  In the Renewable Energy segment, we expect $6.0 - $7.0 million of construction costs for the balance of 2019 related to building additional capacity.

Conference Call Information

ATN will host a conference call on Thursday, July 25, 2019 at 9:30 a.m. Eastern Time (ET) to discuss its second quarter 2019 results. The call will be hosted by Michael Prior, Chairman and Chief Executive Officer, and Justin Benincasa, Chief Financial Officer. The dial-in numbers are US/Canada: (877) 734-4582 and International: (678) 905-9376, conference ID 9697219. A replay of the call will be available at ir.atni.com beginning at 1:00 p.m. (ET) on July 25, 2019.

About ATN

ATN International, Inc. (Nasdaq: ATNI), headquartered in Beverly, Massachusetts, invests in and operates communications, energy and technology businesses in the United States and internationally, including the Caribbean region and Asia-Pacific, with a particular focus on markets with a need for significant infrastructure investments and improvements. Our operating subsidiaries today primarily provide: (i) advanced wireless and wireline connectivity to residential and business customers, including a range of mobile wireless solutions, high speed internet services, video services and local exchange services, (ii) distributed solar electric power to corporate and government customers and (iii) wholesale communications infrastructure services such as terrestrial and submarine fiber optic transport, communications tower facilities, managed mobile networks, and in-building systems. For more information, please visit www.atni.com.

Cautionary Language Concerning Forward Looking Statements

This press release contains forward-looking statements relating to, among other matters, our future financial performance and results of operations including revenue and adjusted EBITDA expectations for 2019 and capital expenditures; the competitive environment in our key markets, demand for our services and industry trends; our growth opportunities; the estimated timeline for an increase in revenues from our customers in the U.S. Virgin Islands following the hurricanes; and management’s plans and strategy for the future. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events or results.  Actual future events and results could differ materially from the events and results indicated in these statements as a result of many factors, including, among others,  (1) the general performance of our operations, including operating margins, revenues, capital expenditures, and the future growth and retention of our major customers and subscriber base and consumer demand for solar power;  (2) our ability to maintain favorable roaming arrangements, receive roaming traffic and satisfy the needs and demands of our major wireless customers; (3) our ability to efficiently and cost-effectively upgrade our networks and IT platforms to address  rapid and significant technological changes in the telecommunications industry; (4) government regulation of our businesses, which may impact our FCC and other telecommunications licenses or our renewables businesses; (5) our reliance on a limited number of key suppliers and vendors for timely supply of equipment and services relating to our network infrastructure; (6) economic, political and other risks facing our operations; (7) the loss of or an inability to recruit skilled personnel in our various jurisdictions, including key members of management; (8) our ability to expand our renewable energy business; (9) our ability to find investment or acquisition or disposition opportunities that fit the strategic goals of the Company; (10) the occurrence of weather events and natural catastrophes; (11) increased competition;  (12) the adequacy and expansion capabilities of our network capacity and customer service system to support our customer growth; (13) our continued access to capital and credit markets; and (14) the risk of currency fluctuation for those markets in which we operate.  These and other additional factors that may cause actual future events and results to differ materially from the events and results indicated in the forward-looking statements above are set forth more fully under Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 28, 2019 and the other reports we file from time to time with the SEC.  The Company undertakes no obligation and has no intention to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors that may affect such forward-looking statements, except as required by law.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains non-GAAP financial measures. Specifically, ATN has included Recurring Revenue and Adjusted EBITDA in this release and in the tables included herein.

Recurring Revenue is defined as total revenue adjusted to exclude the receipt of incremental USF support funds, revenues from the U.S. Solar asset portfolio which was sold in Q4 2018, and revenues from the US Telecom sale of 100 wholesale wireless cell sites in Q2 2018.

Adjusted EBITDA is defined as net income attributable to ATN stockholders before (gain) loss on disposition of long-lived assets, restructuring charges, interest, taxes, depreciation and amortization, transaction-related charges, other income or expense, loss on damaged assets and other hurricane charges, net of insurance recovery and net income attributable to non-controlling interests.

The Company believes that the inclusion of these non-GAAP financial measures helps investors gain a meaningful understanding of the Company’s core operating results and enhances the usefulness of comparing such performance with prior periods. ATN’s management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Reconciliations of these non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measure is set forth in the text of, and the accompanying tables to, this press release.  While our non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Table 1

ATN International, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in Thousands)

	June 30,	December 31,
	2019	2018
Assets:
Cash and cash equivalents	$145,611	$191,836
Restricted cash	1,071	1,071
Short-term investments	5,281	393
Other current assets	98,266	82,465

Total current assets	250,229	275,765

Property, plant and equipment, net	613,703	626,852
Operating lease right-of-use assets	68,587	—
Goodwill and other intangible assets, net	165,933	166,979
Other assets	48,524	37,708

Total assets	$1,146,976	$1,107,304

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$4,688	$4,688
Taxes payable	8,342	31,795
Current portion of operating lease liabilities	10,021	—
Other current liabilities	107,250	104,167

Total current liabilities	130,301	140,650

Long-term debt, net of current portion	$84,478	$86,294
Deferred income taxes	5,702	10,276
Operating lease liabilities	58,748	—
Other long-term liabilities	49,206	46,760

Total long-term liabilities	198,134	143,330

Total liabilities	328,435	283,980

Total ATN International, Inc.’s stockholders’ equity	689,683	695,387
Non-controlling interests	128,858	127,937

Total equity	818,541	823,324

Total liabilities and stockholders’ equity	$1,146,976	$1,107,304

Table 2

ATN International, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in Thousands, Except per Share Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues:
Wireless	$46,996	$50,496	$88,608	$101,043
Wireline	59,276	61,269	119,473	109,365
Renewable energy	1,449	6,023	2,939	11,855
Total revenue	107,721	117,788	211,020	222,263

Operating expenses:
Termination and access fees	27,930	28,257	55,818	54,171
Engineering and operations	19,107	18,409	38,139	36,561
Sales, marketing and customer service	9,874	8,413	19,264	16,974
General and administrative	26,590	26,754	50,405	52,296
Transaction-related charges	28	438	68	465
Depreciation and amortization	21,549	21,913	42,267	43,217
(Gain) loss on disposition of assets	(111)	(2,333)	191	(2,049)
Loss on damaged assets and other hurricane related charges, net of insurance recovery	—	184	—	666
Total operating expenses	104,967	102,035	206,152	202,301

Operating income	2,754	15,753	4,868	19,962

Other income (expense):
Interest expense, net	(746)	(1,840)	(1,099)	(3,679)
Other income (expense)	(255)	(1,045)	(68)	(1,798)
Other income (expense), net	(1,001)	(2,885)	(1,167)	(5,477)

Income before income taxes	1,753	12,868	3,701	14,485
Income tax expense (benefit)	(274)	2,088	939	6,008

Net Income	2,027	10,780	2,762	8,477

Net income attributable to non-controlling interests, net	(2,883)	(3,564)	(5,198)	(6,816)

Net income (loss) attributable to ATN International, Inc. stockholders	$(856)	$7,216	$(2,436)	$1,661

Net income (loss) per weighted average share attributable to ATN International, Inc. stockholders:

Basic Net Income (Loss)	$(0.05)	$0.45	$(0.15)	$0.10

Diluted Net Income (Loss)	$(0.05)	$0.45	$(0.15)	$0.10

Weighted average common shares outstanding:

Basic	15,997	15,962	15,986	15,996
Diluted	15,997	16,010	15,986	16,046

Table 3

ATN International, Inc.

Unaudited Condensed Consolidated Cash Flow Statement

(in Thousands)

	Six Months Ended June 30,
	2019	2018

Net income	$2,762	$8,477
Depreciation and amortization	42,267	43,217
Provision for doubtful accounts	2,736	2,249
Loss on disposition of assets	412	(2,049)
Stock-based compensation	3,334	3,679
Deferred income taxes	(4,574)	(1,279)
Change in prepaid and accrued income taxes	(16,853)	1,249
Change in other operating assets and liabilities	(11,703)	(11,142)
Other non-cash activity	141	1,636

Net cash provided by operating activities	18,522	46,037

Capital expenditures	(35,273)	(40,594)
Hurricane rebuild capital expenditures	(123)	(66,654)
Hurricane insurance proceeds	—	34,606
Purchases of other investments	(10,000)	(2,000)
Proceeds from sale of investments	141	5,348
Purchase of short-term investments	(5,028)	—
Proceeds from sale of assets	—	4,130
Divestiture of business, net of transferred cash of $0 and $0.3 million, respectively	—	926
Government grants	—	5,400

Net cash used in investing activities	(50,283)	(58,838)

Dividends paid on common stock	(5,439)	(5,441)
Distributions to non-controlling interests	(3,878)	(12,836)
Principal repayments of term loan	(1,887)	(4,786)
Payment of debt issuance costs	(1,340)	—
Stock-based compensation share repurchases	(1,578)	(3,660)
Repurchases of non-controlling interests	(861)	(61)
Investments made by minority shareholders	488	—

Net cash used in financing activities	(14,495)	(26,784)

Effect of foreign currency exchange rates on total cash, cash equivalents and restricted cash	31	(178)

Net change in total cash, cash equivalents and restricted cash	(46,225)	(39,763)

Total cash, cash equivalents and restricted cash, beginning of period	192,907	219,890

Total cash, cash equivalents and restricted cash, end of period	$146,682	$180,127

Table 4

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the three months ended June 30, 2019 is as follows:

	US Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total

Statement of Operations Data:
Revenue
Wireless	$25,656	$21,340	$—	$—	$46,996
Wireline	757	58,519	—	—	59,276
Renewable Energy	—	—	1,449	—	1,449
Total Revenue	$26,413	$79,859	$1,449	$—	$107,721

Operating Income (Loss)	$1,521	$11,057	$167	$(9,991)	$2,754
Stock-based compensation	$—	11	$—	2,017	$2,028
Non-controlling interest ( net income or (loss) )	$(603)	$(2,260)	$(20)	$—	$(2,883)

Non GAAP measure:
Adjusted EBITDA (1)	$6,968	$24,656	$805	$(8,209)	$24,220

Balance Sheet Data (at June 30, 2019):
Cash, cash equivalents and investments	$22,925	$38,403	$22,522	$67,042	$150,892
Total current assets	52,278	95,437	40,129	62,385	250,229
Fixed assets, net	72,501	474,185	44,309	22,708	613,703
Total assets	222,110	657,062	88,683	179,121	1,146,976
Total current liabilities	34,464	73,671	1,465	20,702	130,301
Total debt	—	89,167	—	—	89,167

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the three months ended June 30, 2018 is as follows:

	US Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total

Statement of Operations Data:
Revenue
Wireless	$28,582	$21,914	$—	$—	$50,496
Wireline	1,702	59,567	—	—	61,269
Renewable Energy	—	—	6,023	—	6,023
Total Revenue	$30,284	$81,481	$6,023	$—	$117,788

Operating Income (Loss)	$7,841	$15,571	$1,927	$(9,586)	$15,753
Stock-based compensation	—	20	29	2,054	2,103
Non-controlling interest ( net income or (loss) )	$(786)	$(2,567)	$(211)	$—	$(3,564)

Non GAAP measure:
Adjusted EBITDA (1)	$12,685	$27,617	$3,826	$(8,173)	$35,955

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the six months ended June 30, 2019 is as follows:

	US Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total

Statement of Operations Data:
Revenue
Wireless	$46,093	$42,515	$—	$—	$88,608
Wireline	1,813	117,660	—	—	119,473
Renewable Energy	—	—	2,939	—	2,939
Total Revenue	$47,906	$160,175	$2,939	$—	$211,020

Operating Income (Loss)	$(2,006)	$24,935	$(16)	$(18,045)	$4,868
Stock-based compensation	$—	21	$—	3,313	$3,334
Non-controlling interest ( net income or (loss) )	$(522)	$(4,656)	$(20)	$—	$(5,198)

Non GAAP measure:
Adjusted EBITDA (1)	$9,209	$51,542	$1,376	$(14,733)	$47,394

Statement of Cash Flows Data:
Capital expenditures	$6,368	$23,692	$817	$4,519	$35,396

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the six months ended June 30, 2018 is as follows:

	US Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total

Statement of Operations Data:
Revenue
Wireless	$55,983	$45,060	$—	$—	$101,043
Wireline	2,800	106,565	—	—	109,365
Renewable Energy	—	—	11,855	—	11,855
Total Revenue	$58,783	$151,625	$11,855	$—	$222,263

Operating Income (Loss)	$13,065	$21,211	$3,863	$(18,177)	$19,962
Stock-based compensation	—	48	57	3,574	3,679
Non-controlling interest ( net income or (loss) )	$(1,469)	$(4,836)	$(511)	$—	$(6,816)

Non GAAP measure:
Adjusted EBITDA (1)	$24,677	$45,410	$7,565	$(15,391)	$62,261

Statement of Cash Flows Data:
Capital expenditures	$7,266	$95,520	$1,388	$3,074	$107,248

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

at December 31, 2018

	US Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total

Balance Sheet Data (at December 31, 2018):
Cash, cash equivalents and investments	$19,118	$32,390	$62,678	$78,043	$192,229
Total current assets	36,801	75,304	80,553	83,107	275,765
Fixed assets, net	78,102	482,770	45,599	20,381	626,852
Total assets	172,634	622,454	130,427	181,789	1,107,304
Total current liabilities	15,783	82,575	3,465	38,827	140,650
Total debt	—	90,970	12	—	90,982

(1) See Table 5 for reconciliation of Net Income to Adjusted EBITDA

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

	Quarter ended
	June 30,	September 30,	December 31,	March 31,	June 30,
	2018**	2018**	2018**	2019	2019

US Telecom Operational Data:
Wireless - Total Domestic Base Stations	1,121	1,035	1,045	1,046	1,048

International Telecom Operational Data:
Wireline - Voice / Access lines*	167,900	170,400	171,100	171,200	171,200
Wireline - Data Subscribers*	114,900	116,800	119,800	123,600	125,400
Wireline - Video Subscribers	45,000	43,600	41,700	41,000	39,700
Wireless - Subscribers*	308,600	300,600	300,400	293,500	290,300

* Subscriber counts were adjusted for all periods presented based upon a change in methodology

**  For the presented 2018 quarters, subscribers for wireline voice, data and video in the U.S. Virgin Islands are included as active and in the subscriber count, but many were not billed post-hurricane

Table 5

ATN International, Inc.

Reconciliation of Non-GAAP Measures

(In Thousands)

Reconciliation of Net Income to Adjusted EBITDA for the Three Months Ended June 30, 2019 and 2018

Three Months Ended June 30, 2019

	US Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total

Net income (loss)attributable to ATN International, Inc. stockholders					$(856)
Net income attributable to non-controlling interests, net of tax					2,883
Income tax expense					(274)
Other (income) expense, net					255
Interest expense, net					746
Operating income	$1,521	$11,057	$167	$(9,991)	$2,754
Depreciation and amortization	5,551	13,606	638	1,754	21,549
(Gain) Loss on disposition of assets	(104)	(7)	—	—	(111)
Transaction-related charges	—	—	—	28	28
Adjusted EBITDA	$6,968	$24,656	$805	$(8,209)	$24,220

Three Months Ended June 30, 2018

	US Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total

Net Income (loss) attributable to ATN International, Inc. stockholders					$7,216
Net income attributable to non-controlling interests, net of tax					3,564
Income tax benefit					2,088
Other expense, net					1,045
Interest expense, net					1,840
Operating income	$7,841	$15,571	$1,927	$(9,586)	$15,753
Depreciation and amortization	6,835	11,794	1,899	1,385	21,913
(Gain) loss on disposition of assets	(2,401)	68	—	—	(2,333)
Loss on damaged assets and other hurricane related charges , net of insurance recovery	—	184	—	—	184
Transaction-related charges	410	—	—	28	438
Adjusted EBITDA	$12,685	$27,617	$3,826	$(8,173)	$35,955

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

Reconciliation of Net Income to Adjusted EBITDA for the Six Months Ended June 30, 2019 and 2018

Six Months Ended June 30, 2019

	US Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total

Net income attributable to ATN International, Inc. stockholders					$(2,436)
Net income attributable to non-controlling interests, net of tax					5,198
Income tax expense					939
Other (income) expense, net					68
Interest expense, net					1,099
Operating income	$(2,006)	$24,935	$(16)	$(18,045)	$4,868
Depreciation and amortization	11,149	26,621	1,253	3,244	42,267
(Gain) Loss on disposition of long-lived assets	66	(14)	139	—	191
Transaction-related charges	—	—	—	68	68
Adjusted EBITDA	$9,209	$51,542	$1,376	$(14,733)	$47,394

Six Months Ended June 30, 2018

	US Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total

Net Income attributable to ATN International, Inc. stockholders					$1,661
Net income attributable to non-controlling interests, net of tax					6,816
Income tax expense					6,008
Other (income) expense, net					1,798
Interest expense, net					3,679
Operating income	$13,065	$21,211	$3,863	$(18,177)	$19,962
Depreciation and amortization	13,348	23,465	3,673	2,731	43,217
(Gain) Loss on disposition of long-lived assets	(2,146)	68	29	—	(2,049)
Loss on damaged assets and other hurricane related charges, net of insurance recovery	—	666	—	—	666
Transaction-related charges	410	—	—	55	465
Adjusted EBITDA	$24,677	$45,410	$7,565	$(15,391)	$62,261

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

Table 6

ATN International, Inc.

Reconciliation of Non GAAP Measures

(in Thousands)

Reconciliation of Revenue to Recurring Revenue for the Three Months Ended June 30, 2019 and 2018

Three Months Ended June 30, 2019

	US	International	Renewable
	Telecom	Telecom	Energy	Total

Revenue	$26,413	$79,859	$1,449	$107,721

Adjustments for Recurring Revenue:	—	—	—	—

Recurring Revenue	$26,413	$79,859	$1,449	$107,721

Three Months Ended June 30, 2018

	US	International	Renewable
	Telecom	Telecom	Energy	Total

Revenue	$30,284	$81,481	$6,023	$117,788

Less: USF incremental high cost support funding	—	(8,181)	—	(8,181)
Less: Revenues of US Solar asset portfolio, sold in Q4 2018	—	—	(4,498)	(4,498)
Less: Revenues from US Telecom wholesale wireless cell sites sold in Q2 2018	(1,792)	—	—	(1,792)

Recurring Revenue	$28,492	$73,300	$1,525	$103,317

Reconciliation of Revenue to Recurring Revenue for the Six Months Ended June 30, 2019 and 2018

Six Months Ended June 30, 2019

	US	International	Renewable
	Telecom	Telecom	Energy	Total

Revenue	$47,898	$160,176	$2,939	$211,013

Adjustments for Recurring Revenue:	—	—	—	—

Recurring Revenue	$47,898	$160,176	$2,939	$211,013

Six Months Ended June 30, 2018

	US	International	Renewable
	Telecom	Telecom	Energy	Total

Revenue	$58,783	$151,625	$11,855	$222,263

Less: USF incremental high cost support funding	—	(8,181)	—	(8,181)
Less: Revenues of US Solar asset portfolio, sold in Q4 2018	—	—	(9,100)	(9,100)
Less: Revenues from US Telecom wholesale wireless cell sites sold in Q2 2018	(4,052)	—	—	(4,052)

Recurring Revenue	$54,731	$143,444	$2,755	$200,930